AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG



                          MCGLEN INTERNET GROUP, INC.,
                              A DELWARE CORPORATION

                                   ("PARENT"),



                           MCGLEN ACQUISITION COMPANY,
        A CALIFORNIA CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF PARENT

                               ("ACQUISITION SUB")



                                       AND



                              LAN PLUS CORPORATION,
                            A CALIFORNIA CORPORATION

                                 (THE "COMPANY")





                           DATED AS OF MARCH 21, 2001

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                                TABLE OF CONTENTS

                                                                           PAGE
                                    ARTICLE I

                                   THE MERGER

1.1      The Merger..........................................................2
1.2      Effective Time of the Merger........................................2
1.3      Alternative Structures..............................................2

                                   ARTICLE II

                      PARENT AND THE SURVIVING CORPORATION

2.1      Articles of Incorporation of the Surviving Corporation..............2
2.2      Bylaws of the Surviving, Corporation................................2
2.3      Directors and Officers of the Surviving Corporation.................2
2.4      Directors and Officers of Parent....................................3
2.5      Consolidation of Parent Shares......................................3

                                   ARTICLE III

                              CONVERSION OF SHARES

3.1      Exchange Ratio......................................................3
3.2      Options, Warrants and Convertible Securities........................4
3.3      Exchange of Shares..................................................5
3.4      Dividends; Transfer Taxes...........................................6
3.5      No Fractional Securities............................................6
3.6      Closing of Transfer Books...........................................6
3.7      Dissenting Shares...................................................7
3.8      Closing.............................................................7
3.9      Supplementary Action................................................7

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

4.1      Organization........................................................8
4.2      Capitalization......................................................8
4.3      Authority Relative to this Agreement................................8
4.4      Consents and Approvals; No Violations...............................9
4.5      Reports and Financial Statements....................................9
4.6      Absence of Certain Changes or Events................................9
4.7      Information in Disclosure Documents and Registration Statement.....10
4.8      Litigation.........................................................10

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

4.9      Contracts..........................................................10
4.10     Employee Benefit Plans.............................................11
4.11     Taxes..............................................................12
4.12     Compliance With Applicable Law.....................................13
4.13     Subsidiaries.......................................................13
4.14     Labor and Employment Matters.......................................13
4.15     Insurance..........................................................14
4.16     Ownership of The Company Shares....................................14
4.17     Parent Proprietary Rights..........................................14
4.18     Owned Property: Parent Facilities..................................15
4.19     Compliance With Legislation Regulating Environmental Quality.......16
4.20     Acquisition Sub....................................................16

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1      Organization.......................................................17
5.2      Capitalization.....................................................17
5.3      Authority Relative to this Agreement...............................17
5.4      Consents and Approvals:, No Violations.............................18
5.5      Financial Statements...............................................18
5.6      Absence of Certain Changes or Events...............................18
5.7      Information in Disclosure Documents and Registration Statement.....18
5.8      Litigation.........................................................19
5.9      Contracts..........................................................19
5.10     Employee Benefit Plans.............................................20
5.11     Taxes..............................................................21
5.12     Compliance With Applicable Law.....................................21
5.13     Subsidiaries.......................................................22
5.14     Labor and Employment Matters.......................................22
5.15     Insurance..........................................................22
5.16     Ownership of Shares................................................23
5.17     The Company Proprietary Rights.....................................23
5.18     Owned Property; Company Facilities.................................24
5.19     Compliance With Legislation Regulating Environmental Quality.......24

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

6.1      Conduct of Business Pending the Merger.............................25
6.2      Conduct of Business of Acquisition Sub.............................26
6.3      Compensation Plans.................................................26

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

6.4      Current Information................................................27
6.5      Legal Conditions to Merger.........................................27
6.6      Affiliates.........................................................27
6.7      Advice of Changes; Government Filing...............................28
6.8      Accounting Methods.................................................28

                                   ARTICLE VII

                              ADDITIONAL AGREEMENT

7.1      Access and Information.............................................28
7.2      Acquisition Proposals..............................................29
7.3      Registration Statement.............................................29
7.4      Proxy Statements; Stockholder Approvals............................29
7.5      Stock Exchange Listing.............................................30
7.6      Director and Officer Indemnification...............................30
7.7      Public Announcements...............................................30
7.8      Expenses...........................................................30
7.9      Additional Agreements..............................................30
7.10     Company Accruals and Reserves......................................31
7.11     Company Audit......................................................31
7.12     Company ESOP.......................................................31
7.13     Trust Funds........................................................31

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

8.1      Conditions to Both the Company's and Parent's Obligation to
           Effect the Merger................................................32
8.2      Conditions to Obligation of Each Company to Effect the Merger......33
8.3      Conditions to Obligation of Parent to Effect the Merger............33

                                   ARTICLE IX

                        TERMINATION. AMENDMENT AND WAIVER

9.1      Termination........................................................33
9.2      Effect of Termination..............................................34
9.3      Amendment..........................................................34
9.4      Waiver.............................................................34

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                           PAGE

                                    ARTICLE X

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1     Survival of Representations and Warranties and Agreements..........35


                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1     Brokers............................................................35
11.2     Notices............................................................35
11.3     Descriptive Headings...............................................36
11.4     Entire Agreement...................................................36
11.5     Governing Law......................................................36
11.6     Parties in Interest................................................36
11.7     Counterparts.......................................................36
11.8     Validity...........................................................36
11.9     Investigation......................................................36

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                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of March 21, 2001, by and among Mcglen Internet Group, Inc., a Delaware corporation ("Parent"), Mcglen Acquisition Company, a California corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), Lan Plus Corporation, a California corporation (the "Company"), and Andy Teng (the "Principal Shareholder"). The parties hereto (other the Principal Shareholder) are sometimes hereinafter referred to collectively as the "Companies." Acquisition Sub and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations," or individually as a "Constituent Corporation."

         WHEREAS, the respective Boards of Directors of Parent and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company by the merger of Acquisition Sub with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger"); and

         WHEREAS, in the Merger each outstanding shares of Common Stock of the Company shall be converted into the right to received shares of Common Stock, $0.03 per share par value, of Parent ("Parent Common Shares") based on the Exchange Ratio (as defined below), and each outstanding shares of preferred stock of the Company will be converted into the right to receive shares of Parent preferred stock, all as set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Principal Shareholder owns approximately 70% of the issued and outstanding capital stock of the Company, and has as of the date herof entered in an agreement with Parent whereby the Principal Shareholder has agreed to vote all of the the Company shares owned or controlled by the Principal Shareholder in favor of the Merger; and

         WHEREAS, the parties previously entered into that certain Agreement and Plan of Merger, dated October 11, 2000, which was amended by Amendment No. 1 and Amendment NO. 2 thereto (collectively, the "Original Merger Agreement"); and

         WHEREAS, the Original Merger Agreement, as extended by Amendment No. 1 and Amendment No. 2 expired by its terms on March 16, 2001, and contained certain conditions to closing of the merger, including, without, limitation conditions that Parent take steps to settled certain outstanding debt of Parent and take steps to raise minimum amounts of capital as a condition to the closing of the merger described therein; and

         WHEREAS, the parties desire to enter into this new Amended and Restated Agreement and Plan of Merger relating to the merger of Acquisition Sub with and into the Company upon the terms and subject to the conditions set forth herein, which agreement, among other things, deletes Parent' s obligations to convert Parent debt into equity and Parent's obligations to raise certain minimum amounts of capital as a condition to closing of the Merger;

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         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER
                                   ----------

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof) of the Merger, Acquisition Sub shall be merged with and into the Company, with the Company being the surviving corporation in such Merger (the "Surviving Corporation") and the separate existence of Acquisition Sub shall thereupon cease. The Merger shall have the effects set forth in Section 1107 of the California Corporations Code ("CCC"). From and after the Effective Time of the Merger, the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

         1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the completion of the filing of properly executed Agreement of Merger in the form attached hereto as Exhibit A (the "Agreement of Merger") with the Secretary of State of the State of California, which filing shall be made on the Closing Date after satisfaction of the conditions set forth in ARTICLE VIII. When used in this Agreement, the term "Effective Time" with respect to the Merger shall mean the date and time at which such Agreement of Merger is successfully filed.

         1.3 ALTERNATIVE STRUCTURES. The parties are discussing with their advisors various alternative legal structures for the transaction, including the possible formation of a new corporation which would acquire both Parent and the Company, while maintaining the respective proportional ownership interests set forth in this Agreement. The parties agree to work together in good faith to analyze possible alternative structures and to amend this Agreement to reflect any alternative structure mutually acceptable to the parties.

                                   ARTICLE II
                      PARENT AND THE SURVIVING CORPORATION
                      ------------------------------------

         2.1 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Acquisition Sub shall be the Articles of Incorporation of the Surviving Corporation of the Merger, except that such Articles of Incorporation shall be amended at the Effective Time to change the name of Acquisition Sub to "Lan Plus Corporation."

         2.2 BYLAWS OF THE SURVIVING, CORPORATION. The Bylaws of Acquisition Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         2.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

                  (a) The directors of Acquisition Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

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(b) The officers of Acquisition Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.4 DIRECTORS AND OFFICERS OF PARENT.

                  (a) Effective as of the Effective Time, Parent and its stockholders shall take such action to decrease its Board of Directors to five members and to enable Parent to nominate two of the members of the Board as of the Effective Time, and the Company to nominate three of the directors as of the Effective Time.

                  (b) At or prior to the Effective Time, Parent shall take or cause to be taken all necessary action such that, at the Effective Time, Parent's officers shall include the following: (i) Andy Teng as Chief Executive Officer, (ii) Richard Shyu as Chief Operating Officer and (iii) Grant Trexler as Chief Financial Officer.

         2.5 CONSOLIDATION OF PARENT SHARES. Prior to the Effective Time and subject to any restructuring as contemplated by Section 1.3, Parent and its stockholders shall take such action to effect a consolidation (the "Reverse Stock Split") of the Parent Common Shares under the General Corporation Law of the State of Delaware. Each Parent Common Share in the Reverse Stock Split shall be consolidated into a number of Parent Common Shares as is recommended by an investment banker engaged by Parent to advise Parent with respect to the Reverse Stock Split.

                                  ARTICLE III
                              CONVERSION OF SHARES
                              --------------------

         3.1 EXCHANGE RATIO. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each share of common stock of the Company ("Company Share") issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares as defined in Section 3.7 and Company Shares held by Parent or any subsidiary of Parent, if any), shall be converted at the Effective Time into the right to receive that number of Parent Common Shares equal to the number obtained by dividing (i) (x)the number of Parent Common Shares outstanding on the date hereof plus (y) the number of Parent Common Shares issuable upon exercise of all options and warrants outstanding on the date hereof or issuable upon conversion of all securities outstanding on the date hereof which are convertible into Parent Common Shares; provided, that in the case of options or warrants, the option or warrant exercise price, or in the case of convertible securities, the conversion price, is equal to or less than the closing price of a Parent Common Share on the business day prior to date hereof plus (z) to the extent not included in the immediately preceding clause
(y), the number of Parent Common Shares issued upon exercise of any options and warrants outstanding on the date hereof or issued upon conversion of any securities outstanding on the date hereof which are converted into Parent Common Shares between the date hereof and the Effective Time (ii) by the number of outstanding Company Shares at the Effective Time plus the number of Company

                                      -3-
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Shares subject to outstanding options and warrants at the Effective Time
("Exchange Ratio"), which Exchange Ratio shall be adjusted to reflect the Reverse Stock Split to be effected prior to the Effective Time as provided in
Section 2.5 above. For purposes of calculating the Exchange Ratio and in accordance with Section 3.2 below, the shares of preferred stock of the Company (the "Company ESOP Preferred Shares") owned by the Company's Employee Stock Ownership Plan (the "ESOP") shall be treated as if converted into Company Shares immediately prior to the Effective Time. Each of the ESOP Preferred Shares shall be converted at the Effective Time into one shares of a class of preferred stock of Parent ("Parent ESOP Preferred Shares") with terms substantially similar to the terms of the Company ESOP Preferred Shares, except that the Parent ESOP Preferred Shares shall be convertible into Parent Common Shares with the number of Parent Common Shares being based on the Exchange Ratio.

                  (b) At the Effective Time, all Company Shares (other than the Excluded Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such Company Shares shall thereafter represent the Parent Common Shares into which such Company Shares have been converted. Certificates representing Company Shares shall be exchanged for certificates representing whole Parent Common Shares issued in consideration therefor upon the surrender of such certificate in accordance with the provisions hereof. If prior to the Effective Time the Company or Parent should split or combine Company Shares or Parent Common Shares, or pay a stock dividend or other stock distribution in Company Shares or Parent Common Shares, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

                  (c) Each Company Share held in the treasury of the Company or by any subsidiary of the Company and each such Company Share held by Parent or any subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no Parent Common Shares shall be issued in exchange therefor. All Parent Common Shares owned by the Company or any subsidiary shall become treasury stock of Parent.

                  (d) In addition to the Parent Common Shares issuable to the holders of the Company Shares pursuant to Section 3.1(a) above, the following additional Parent Common Shares shall be issuable as follows: (i) 1,900,000 Parent Common Shares, which shall be comprised of 500,000 shares to be contributed by current Parent stockholders and 1,400,000 newly issued Parent Shares; (ii) up to 500,000 Parent Shares based on the Net Assets Adjustment (as defined below); and (iii) up to 298,846 Parent Shares based on the Conversion Agreement Adjustment (as defined below). The "Net Assets Adjustment" shall become operative if, and to the extent, that the Parent Liabilities (as defined below) as of the Adjustment Date (as defined below) exceed the Parent Assets (as defined below) as of the Adjustment Date by more than $500,000. Parent shall issue additional Parent Shares based on the amount of the Net Assets Adjustment with shares being valued at $0.50 per share, up to a maximum of 500,000 additional Parent Shares. The "Adjustment Date" shall be the last day of the month in which the 180th day after the Effective Time falls. The "Parent Assets" and the "Parent Liabilities" shall be the total assets and total liabilities of Parent as those amounts (determined in accordance with generally accepted accounting principles) exist at the Effective Time, as the same shall thereafter exist on the Adjustment Date. By way of example, the total assets and total liabilities of Parent would be determined at the Effective Time, those assets and liabilities would be separately accounted for by Parent after the Merger

                                      -4-
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until the Adjustment Date, if the liabilities exceed the assets, as each of these exists on the Adjustment Date, by more than $500,000 then additional Parent Shares would be issued in a number equal to such excess amount divided by $0.50 up to a maximum of 500,000 Parent Shares. Notwithstanding the foregoing, the total assets and total liabilities shall exclude therefrom any proceeds of liabilities relating to capital raising transactions completed by Parent after the date of this Agreement. The "Conversion Agreement Adjustment" shall become operative if, and to the extent, that Parent issues additional shares to Ingram Micro, Inc. pursuant to Section 3 of that certain Amendment to Conversion and Registration Rights Agreement, dated as of February 16, 2001.

                  Each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one share of common stock of the Surviving Corporation.

                  (e) Since the date of the Original Merger Agreement, the Company has made certain loans and extended trade credit to Parent, and the Company may between the date hereof and the Effective Time make further loans and extensions of trade credit to Parent (collectively, the Mcglen Payables"). Parent and the Company agree that all of the Mcglen Payables shall be converted into Parent Shares effective as of the close of business on the day immediately prior to the Effective Time. The amount of the Mcglen Payables shall be converted into Parent Shares at a conversion price of $0.21875 per share.

         3.2 OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. As of the Effective Time, any stock options, warrants, convertible securities or other contractual commitments to purchase or issue Company Shares that are outstanding both as of the date hereof and at the Effective Time (whether or not contingent or otherwise requiring further stockholder approval) shall be assumed by Parent and converted into an option, warrant, convertible security or other contractual commitment as the case may be, to purchase or issue, on the same terms and conditions (including, without limitation, the date and exercise provisions) as were applicable prior to the Effective Time, the number of Parent Common Shares equal to the number of Company Shares subject to such stock option, warrant, convertible security or other contractual commitment multiplied by the Exchange Ratio, at an exercise price per Parent Common Share equal to the former exercise price per Company Share under such stock option, warrant, convertible security or other contractual commitment immediately prior to the Effective Time (without taking into account any anti-dilution formula) divided by the Exchange Ratio; provided, however, that in the case of any employee stock option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. No stock option or warrant shall be converted into an option or warrant to purchase a partial Parent Common Share. Except as provided above, the converted stock options, warrants, convertible securities or other contractual commitments shall be assumed by Parent under their same terms and conditions, but shall not be subject to further stockholder approval. Parent agrees that as soon as reasonably practicable after the Effective Time it will cause to be filed one or more Registration Statements on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), or amendments to any existing Registration Statements on Form S-8 covering stock options and warrants, to register the Parent Common Shares issuable upon exercise of the aforesaid converted options or warrants, and at or prior to the Effective Time,

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Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the options and warrants, conversion of convertible securities or otherwise pursuant to other contractual commitments assumed pursuant to this Section 3.2. The consummation of the Merger shall not be treated as a termination of employment for purposes of the Company's option plans.

         3.3 EXCHANGE OF SHARES.

                  (a) Prior to the Effective Time, Parent shall select and enter into an agreement (in form and substance reasonably satisfactory to the Company) with a bank or trust company to act as Exchange Agent (the "Exchange Agent"). No later than the Effective Time, Parent shall make available, and each holder of Company Shares (other than Excluded Shares) will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Company Shares for cancellation, certificates representing the number of Parent Common Shares into which such Company Shares are converted in the Merger. The Parent Common Shares into which the Company Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

                  (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") whose Company Shares were converted into Parent Common Shares pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Common Shares which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this ARTICLE III.

                  (c) In the event that any stock certificate representing Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Parent will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of Parent Common Shares into which such Company Shares are converted in the Merger in accordance with this ARTICLE III. When authorizing such issuance in exchange therefor, the Board of Directors of Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give Parent a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

         3.4 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on Parent Common Shares will be paid to persons entitled to receive certificates representing Parent Common Shares until such persons surrender their certificates representing Company Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent

                                      -6-
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Common Shares shall be issued any dividends which shall have become payable with respect to such Parent Common Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Parent Common Shares are to be issued in a name other than that in which the certificate representing Company Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Shares for any Parent Common Shares or dividends thereon or, in accordance with Section 3.5, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws.

         3.5 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates representing Company Shares pursuant to this ARTICLE III and no dividend, stock split-up or other change in the capital structure of Parent shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of stock certificates for exchange pursuant to this ARTICLE III shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average closing price for a Parent Common Share on the Nasdaq SmallCap Market for the three trading days immediately following the Closing Date (as defined below).

         3.6 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates representing Company Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Parent Common Shares in accordance with the terms hereof. At and after the Effective Time, the holders of Company Shares to be exchanged for Parent Common Shares pursuant to this Agreement shall cease to have any rights as shareholders of the Company except for the right to surrender such stock certificates in exchange for Parent Common Shares as provided hereunder.

         3.7 DISSENTING SHARES. If holders of Company Shares are entitled to dissent from the Merger and demand appraisal of any such Company Shares in accordance with the provisions of the CCC ("Dissenting Holders"), any Company Shares held by a Dissenting Holder as to which appraisal has been so demanded ("Excluded Shares") shall not be converted as described in Section 3.1, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder pursuant to the CCC; provided, however, that each Company Share held by a Dissenting Holder who shall, after the Effective Time, withdraw its demand for appraisal or lose its right of appraisal with respect to such Company Shares, in either case pursuant to the CCC, shall not be deemed Excluded Shares but shall be deemed to be converted, as of the Effective Time, into the right to receive Parent Common Shares in accordance with the Exchange Ratio.

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

         3.8 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, 114 Pacifica, Suite 100, Irvine, California 92618, at 9:00 a.m., local time, on the first business day (the "Closing Date") after the later of (a) the day on which the later to occur of the stockholders' meetings referred to in
Section 7.4 shall have occurred or (b) the day on which all of the conditions set forth in ARTICLE III hereof are satisfied or waived, or at such other date, time and place as the parties shall agree.

         3.9 SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either Constituent Corporation, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the Constituent Corporations, in the name of and on behalf of either Constituent Corporation as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

         As used in this Agreement, (i) the term "Material Adverse Effect" means, with respect to the Company or Parent, as the case may be, a material adverse effect on the business, assets, results of operation or financial condition of such party and its subsidiaries taken as a whole or in the ability of such party to perform its obligations hereunder and (ii) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries.

         Parent and Acquisition Sub represent and warrant to the Company, except as disclosed to the Company in writing prior to the execution of this Agreement, as follows:

         4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. Each corporate subsidiary of Parent is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not have a Material Adverse Effect.

         4.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent and Acquisition Sub is as set forth in the Parent SEC Reports (as defined below). As of the date hereof, the number of shares of capital stock of each of Parent and Acquisition Sub which are issued and outstanding is as set forth in the Parent SEC Reports as supplemented by a writing provided by Parent to the Company prior to the date hereof. All of the issued and outstanding shares of each of Parent and Acquisition Sub are validly issued, fully paid and nonassessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement by which Parent or any of its subsidiaries is a party or by which it is bound. Except (a) as set forth above or (b) as disclosed to the Company in writing, there are not as of the date of this Agreement any shares of capital stock of Parent issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer or sell any shares of its capital stock. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of Parent may vote ("Voting Debt") were issued and outstanding with respect to Parent.

         4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Acquisition Sub, and, except for approval by the requisite votes cast by Parent's stockholders at the meeting provided for in Section 7.4 and the approval by Parent as the sole stockholder of Acquisition Sub, no other corporate proceedings on the part of either of Parent or Acquisition Sub are necessary to approve this Agreement or the transactions contemplated hereby.

         4.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Agreement of Merger under the CCC, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent or Acquisition Sub of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Parent or Acquisition Sub, nor the consummation by Parent or Acquisition Sub of the transactions contemplated hereby, nor compliance by Parent or Acquisition Sub with any of the provisions hereof, will (a) result in any breach of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquisition Sub,
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults that would not have a Material Adverse Effect.

         4.5 REPORTS AND FINANCIAL STATEMENTS. Parent has filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1999, including, without limitation, an Annual Report on Form 10-KSB for the year ended December 31, 1999 (collectively, the "Parent SEC Reports"), and has previously furnished or made available to the Company true and complete copies of all such SEC Reports. None of the Parent SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Reports fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present in all material respects the results of operations and cash flows of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

         4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since June 30, 2000, neither Parent nor any of its subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b) or 6.1(c); (b) incurred any liability material to Parent and its subsidiaries on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (c) suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operations of Parent or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or (d) subsequent to the date hereof, except as permitted by Section 6.1, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

         4.7 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by Parent and Acquisition Sub to be included in (a) the Registration Statement on Form S-4 (or such other form required or deemed appropriate by the SEC) to be filed with the SEC by Parent under the Securities Act for the purpose of registering the Parent Shares to be issued in the Merger or pursuant to this Agreement (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with the meetings of stockholders of Parent and the Company to vote upon this Agreement (the "Proxy Statement"), will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of each of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement insofar as it pertains to Parent or any of its subsidiaries will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement insofar as it pertains to Parent or Acquisition Sub will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         4.8 LITIGATION. As of the date of this Agreement, except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement and except to the extent that individually and in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of Parent, threatened against or involving Parent or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of its subsidiaries; and (iii) Parent and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them. Parent has furnished to The Company in writing, a description of all litigations, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending, or to its best knowledge, threatened against or involving Parent or any of its subsidiaries, or any of their properties or rights as of the date hereof.

         4.9 CONTRACTS.

                  (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings to which Parent or any of its subsidiaries is a party that relates to or affects the assets or operations of Parent or any of its subsidiaries or to which Parent or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of Parent and in full force and effect (with respect to Parent or such subsidiary), except for where the failure to be in full force and effect would not individually or in the aggregate, have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in writing to the Company pursuant hereto, there are no existing defaults by Parent or any of its subsidiaries thereunder or, to the knowledge of Parent, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by Parent or any of its subsidiaries thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth in Parent SEC Reports (including the exhibits thereto) filed prior to the date of this Agreement and except for this Agreement, as of the date of this Agreement neither Parent nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual, (ii) joint venture agreement, (iii) noncompetition or similar agreement that restricts Parent or its subsidiaries from engaging in a line of business, (iv) agreement with any executive officer or other employee of Parent or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000,
(v) agreement with respect to any executive officer of Parent or any subsidiary providing any term of employment beyond one year or compensation guaranty in excess of $100,000 per annum, or (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         4.10 EMPLOYEE BENEFIT PLANS.

                  (a) Parent has previously delivered to the Company a true and complete list of each written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) policy or agreement that is maintained (all of the foregoing, the "Parent Benefit Plans"), or is or was contributed to by Parent or any of its subsidiaries or pursuant to which Parent or any of its subsidiaries or any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), which together with Parent would be deemed a "single employer" within the meaning of
Section 4001 of ERISA, is still potentially liable for payments, benefits or claims. A copy of each Parent Benefit Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each Parent Benefit Plan have heretofore been delivered to The Company. No Parent Benefit Plan was or is subject to Title IV of ERISA or
Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA).

                  (b) Each of the Parent Benefit Plans that are subject to ERISA is in substantial compliance with ERISA; each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") is so qualified; and no event has occurred, and to the best knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent ERISA Affiliate is or could be subject to liability (except liability for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable law with respect to any Parent Benefit Plan.

                  (c) All contributions or other amounts payable by Parent or its subsidiaries through December 31, 1999 with respect to each Parent Benefit Plan in respect of current or prior plan years have been either paid or accrued on the most recent financial statements of Parent made available to the Company. Any contributions or other amounts payable by Parent or its subsidiaries for periods between December 31, 1999 and the Effective Time with respect to each Parent Benefit Plan in respect of current or prior plan years have been or will be either paid or accrued in the normal course of business on the books and records of Parent at or prior to the Effective Time. There are no pending, or, to the best knowledge of Parent, threatened or anticipated claims (other than routine claims for benefits) by or on behalf of or against any of the Parent Benefit Plans or any trusts or other funding vehicles related thereto.

                  (d) No Parent Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any comparable state law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent or the Parent ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee or his or her beneficiary).

         4.11 TAXES. For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States federal, state or local authority or any other taxing authority on Parent or any of its Tax Affiliates as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties or assessments of any nature, whatsoever. Parent has filed or caused to be filed timely all material federal, state, local and foreign tax returns required to be filed by each of it and any member of its consolidated, combined, unitary or similar group (each such member a "Tax Affiliate"). Such returns, reports and other information are accurate and complete in all material respects. Parent has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither Parent nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither Parent nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any taxes has been given or requested. Parent's United States federal and state income tax returns have never been audited by the Internal Revenue Service or comparable agencies.

         4.12 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, Parent and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of Parent and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits or authorizations, or any such violation, would not, individually or in the aggregate, have a Material Adverse Effect.

         4.13 SUBSIDIARIES. Parent's SEC Reports list all material subsidiaries of Parent (other than Acquisition Sub) as of the date of this Agreement and indicates for each such corporate subsidiary as of such date the jurisdiction of incorporation or organization. All of the outstanding shares of capital stock or other equity interests of each of the subsidiaries are (i) held by Parent or one of such wholly-owned subsidiaries, (ii) fully paid and nonassessable, and (iii) owned by Parent or one of such wholly-owned subsidiaries free and clear of any claim, lien or encumbrance.

         4.14 LABOR AND EMPLOYMENT MATTERS. (a) Parent and its subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), the Americans with Disabilities Act ("ADA") and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) to the best knowledge of Parent, no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the best knowledge of Parent is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to Parent or any of its subsidiaries or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against Parent or any of its subsidiaries; (d) no union representation question or union organizational activity exists respecting the employees of Parent or any of its subsidiaries; (e) no collective bargaining agreement exists which is binding on Parent or any of its subsidiaries; (f) neither Parent nor any of its subsidiaries has experienced any material work stoppage or other material labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees or agents of Parent or any of its subsidiaries, none of Parent, any of its subsidiaries, The Company or any of its subsidiaries or the Surviving Corporation will pursuant to any agreement or by reason of anything done prior to the Effective Time by Parent or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

         4.15 INSURANCE. As of the date hereof, Parent and each of its subsidiaries is insured by insurers reasonably believed by Parent to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring Parent or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. As of the date hereof, there are no material claims by Parent or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

         4.16 OWNERSHIP OF THE COMPANY SHARES. As of the date hereof, neither Parent nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, Company Shares which in the aggregate represent 10% or more of the outstanding Company Shares.

         4.17 PARENT PROPRIETARY RIGHTS. For purposes of this Section 4.17, Parent shall mean Parent and each of its subsidiaries.

                  (a) Parent has previously disclosed in writing to the Company a listing of all of Parent's domestic or foreign federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of Parent's patents and copyrights and all pending applications therefor, all other trademarks and other marks, trade names and other trade rights or in which Parent has any interest whatsoever, and all other trade secrets, designs, plans, specifications, technical information and other Parent proprietary rights, whether or not registered, created or used by or on behalf of Parent (collectively, "Parent Proprietary Rights"). Such listing (the "Parent Proprietary Rights List") also sets forth: (i) for each patent and registered design, the number, normal expiration date and subject matter for each country in which such patent or registered design has been issued, (ii) for each patent application and registered design application, the application number, date of filing and subject matter for each country, (iii) for each trademark, the trademark application serial number or the trademark registration number, the trademark class of goods covered and the trademark expiration date for each country in which a trademark has been registered, (iv) for each service mark, the service mark serial number or the service mark registration number, the service mark class of goods covered and the service mark expiration date for each country in which a service mark has been registered and (v) for each copyright, the copyright number and date of filing for each country in which a copyright has been filed. The Parent Proprietary Rights listed in the Parent Proprietary Rights List are all those used by Parent in connection with its business. True and correct copies of all patents, and all pending applications for patents, owned, controlled, created or used by or on behalf of Parent or in which Parent has any interest whatsoever have been provided to the Company.

                  (b) (i) No Person has a right to receive a royalty or similar payment in respect of any Parent Proprietary Rights whether or not pursuant to any contractual arrangements entered into by Parent. Parent has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party relating in whole or in part to any of the Parent Proprietary Rights.

                      (ii) Parent owns and has the sole right to use each of the Parent Proprietary Rights. Except for applications pending, all of the patents, registered designs and trademarks listed in the Parent Proprietary Rights List have been duly issued and all of the other Parent Proprietary Rights exist, are registered and are subsisting. All of the pending patent applications have been duly filed. None of the Parent Proprietary Rights is involved in any pending or threatened litigation. Parent has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Parent has taken all reasonable and prudent steps to protect the Parent Proprietary Rights from infringement by any other person. No other person (x) has the right to use any such trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with the trademarks or to cause a mistake or to deceive, (y) has notified Parent that it is claiming any ownership of or right to use such Parent Proprietary Rights, or (z) to the best of Parent's knowledge, is infringing upon any such Parent Proprietary Rights in any way. To the best of Parent's knowledge, Parent's use of the Parent Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Parent Proprietary Rights, and no proceedings have been instituted against or notices received by Parent that are presently outstanding alleging that Parent's use of the Parent Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Parent Proprietary Rights. All of the Parent Proprietary Rights are valid and enforceable rights of Parent and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. There are not, and it is reasonably expected that after the Effective Time there will not be, any restrictions on Parent's right to sell products manufactured by or for Parent which relate to the Parent Proprietary Rights.

                  (c) No employee of Parent or any of its subsidiaries is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to any Parent Proprietary Rights or noncompetition agreement, or any other contract or any restrictive covenant relating to the right of any such officer or employee to be employed by Parent or any of its subsidiaries because of the nature of the business conducted or to be conducted by Parent or any of its subsidiaries or relating to the use of any intellectual property of others, and the continued employment of Parent's and its subsidiaries' officers and employees does not subject Parent or any of its subsidiaries to any liability resulting from such a violation.

         4.18 OWNED PROPERTY: PARENT FACILITIES. Neither Parent nor any of its subsidiaries owns any real property. Schedule 4.18 lists all of Parent's plants, offices, facilities, warehouses, improvements, administration buildings and real property (the "Parent Facilities").

         4.19 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY.

                  (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, foreign, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including but not limited to the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know or other U.S. or foreign federal, state, province, or local laws of similar effect, each as amended as of the Effective Time, and the term "Hazardous Materials" shall mean any hazardous or toxic substances, wastes or materials, including without limitation petroleum or petroleum products, defined as such by any applicable Environmental Law or governmental agencies.

                  (b) (i) Throughout the period of its ownership or operation of the Parent Facilities, neither Parent nor any of its subsidiaries has received any written notices, directives, violation reports, actions or claims from or by
(A) any local, state, federal or foreign governmental agency concerning Environmental Laws or (B) any person alleging that, in connection with Hazardous Materials, conditions at any of the Parent Facilities or Parent's acts or omissions have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources, and to Parent's knowledge, no such notices, directives, violation reports, actions, claims or allegations exist; (ii) the Parent Facilities and the business operated by Parent and its subsidiaries are in compliance with all applicable state, federal, foreign and local Environmental Laws, except where any noncompliance with Environmental Laws would not have a Material Adverse Effect on Parent; (iii) no underground storage tanks either are or, to Parent's knowledge, have been located at any of the Parent Facilities; and (iv) to Parent's knowledge, no friable asbestos or PCBs have been located at any of the Parent Facilities.

                  (c) (i) There has been no spill, discharge, release, cleanup or contamination of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by Parent or any of its subsidiaries at any of the Parent Facilities; (ii) neither Parent nor any of its subsidiaries has treated, stored, disposed of, released or transported any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws; and (iii) Parent and its subsidiaries hold all necessary permits, licenses, approvals and consents to conduct their business as currently being conducted and are not in violation of any condition of any such permit, license or consent.

         4.20 ACQUISITION SUB. Since the date of its incorporation, Acquisition Sub has not and as of the Effective Time it will not have (i) conducted any business, (ii) had assets other than $100 contributed by Parent in exchange for its stock, (iii) incurred liabilities other than an amount not exceeding $1,000 representing fees and disbursements incurred in connection with incorporating and maintaining its corporation existence, and (iv) made any distributions with respect to its stock or other payments except in satisfaction of liabilities referred to in clause (iii) above.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to Parent and Acquisition Sub, except as disclosed to Parent in writing prior to the execution of this Agreement, as follows:

         5.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. Each corporate subsidiary of the Company is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not have a Material Adverse Effect.

         5.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company is as set forth in a writing delivered by the Company to Parent prior to the date hereof (the "Company Disclosure Schedule"). As of the date hereof, the number of Company Shares which are issued and outstanding is as set forth in the Company Disclosure Schedule. All of the issued and outstanding Company Shares are validly issued, fully paid and nonassessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement by which the Company or any of its subsidiaries is a party or by which it is bound. Except (a) as set forth above or (b) as disclosed in the Company Disclosure Schedule, there are not as of the date of this Agreement any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer or sell any shares of its capital stock. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Debt") were issued and outstanding with respect to the Company.

         5.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and, except for approval by the requisite votes cast by the Company's stockholders at the meeting provided for in Section 7.4, no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the transactions contemplated hereby.

         5.4 CONSENTS AND APPROVALS:, NO VIOLATIONS. Except for the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and, as applicable, filing and recordation of Agreement of Merger under the CCC, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) result in any breach of the Articles of Incorporation or Bylaws of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults that would not have a Material Adverse Effect.

         5.5 FINANCIAL STATEMENTS. The Company has furnished to Parent the Company's unaudited consolidated financial statements (consolidated balance ,sheets, consolidated statements of income, consolidated statements of stockholders' equity and consolidated statements of cash flows) at and for each of the 12-month periods ended December 31, 1998 and December 31, 1999 and its unaudited financial statements at and for the six-month period ended June 30,

2000 (collectively, the "Company Financial Statements"). Each of the balance sheets (including the related notes) included in the Company Financial Statements fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present in all material respects the results of operations and cash flows of the Company and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the absence of any notes thereto.

         5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999 and except as set forth in the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b) or 6.1(c) hereof; (b) incurred any liability material to the Company and its subsidiaries on a consolidated basis, except in the ordinary course of its business, consistent with past practices; (c) suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operation of the Company or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; or (d) subsequent to the date hereof, except as permitted by
Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

         5.7 INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENT. None of the information to be supplied by the Company to be included in (a) the Registration Statement and (b) the Proxy Statement, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of each of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement insofar as it pertains to the Company or any of its subsidiaries will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement insofar as it pertains to the Company or any of its subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

         5.8 LITIGATION. As of the date of this Agreement, except to the extent that individually and in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries; and (iii) the Company and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them. The Company has furnished to Parent in writing, a description of all litigations, actions, suits, proceedings, arbitrations, investigations known to it, judgments, decrees, injunctions or orders pending, or to its best knowledge, threatened against or involving the Company or any of its subsidiaries, or any of their properties or rights as of the date hereof.

         5.9 CONTRACTS.

                  (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings to which the Company or any of its subsidiaries is a party that relates to or affects the assets or operations of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of the Company and in full force and effect (with respect to the Company or such subsidiary), except for where the failure to be in full force and effect would not individually or in the aggregate, have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in writing to Parent pursuant hereto, there are no existing defaults by the Company or any of its subsidiaries thereunder or, to the knowledge of the Company, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company or any of its subsidiaries thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) As of the date of this Agreement neither the Company nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual,
(ii) joint venture agreement, (iii) noncompetition or similar agreements that restricts the Company or its subsidiaries from engaging in a line of business,
(iv) agreement with any executive officer or other employee of the Company or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000, (v) agreement with respect to any executive officer of the Company or any subsidiary providing any term of employment beyond one year or compensation guaranty in excess of $100,000 per annum, or (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         5.10 EMPLOYEE BENEFIT PLANS.

                  (a) The Company has previously delivered to Parent a true and complete list of each written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA), policy or agreement that is maintained (all of the foregoing, the "Company Benefit Plans"), or is or was contributed to by the Company or any of its subsidiaries or pursuant to which the Company or any of its subsidiaries or any trade or business, whether or not incorporated (a "Company ERISA

Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, is still potentially liable for payments, benefits or claims. A copy of each Company Benefit Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each Company Benefit Plan have heretofore been delivered to Parent. No Company Benefit Plan was or is subject to Title IV of ERISA or
Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA).

                  (b) Each of the Company Benefit Plans that are subject to ERISA is in substantial compliance with ERISA; each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; and no event has occurred, and to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Company ERISA Affiliate is or could be subject to liability (except liability for benefit claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable law with respect to any Company Benefit Plan.

                  (c) All contributions or other amounts payable by the Company or its subsidiaries through December 31, 1999 with respect to each Company Benefit Plan in respect of current or prior plan years have been either paid or accrued on the most recent financial statements of the Company made available to Parent. Any contributions or other amounts payable by the Company or its subsidiaries for periods between December 31, 1999 and the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years have been or will be either paid or accrued in the normal course of business on the books and records of the Company at or prior to the Effective Time. There are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by or on behalf of or against any Company Benefit Plans or any trusts or other funding vehicles related thereto.

                  (d) No Company Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any comparable state law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or Company ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee or his or her beneficiary).

         5.11 TAXES. For the purposes of this section, the term "tax" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States federal, state or local authority or any other taxing authority on the Company or any of its Tax Affiliates as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental, and other taxes, duties or assessments of any nature, whatsoever. The Company has filed or caused to be filed timely all material federal, state, local and foreign tax returns required to be filed by each of it and any member of its consolidated, combined, unitary or similar group (each such member a "Tax Affiliate"). Such returns, reports and other information are accurate and complete in all material respects. The Company has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither the Company nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither the Company nor any of its Tax Affiliates is delinquent in the payment of any tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any taxes has been given or requested. Except as set forth in Section
5.11 of the Disclosure Schedule, the Company's federal and state income tax returns have never been audited by the Internal Revenue Service or comparable state agencies.

         5.12 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of the Company and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits or authorizations, or any such violation, would not, individually or in the aggregate, have a Material Adverse Effect.

         5.13 SUBSIDIARIES. The Company Disclosure Schedule lists all the subsidiaries of the Company as of the date of this Agreement and indicates for each such corporate subsidiary as of such date the jurisdiction of incorporation or organization. All of the outstanding shares of capital stock or other equity interests of each of the subsidiaries are (i) held by the Company or one of such wholly-owned subsidiaries, (ii) fully paid and nonassessable, and (iii) owned by the Company or one of such wholly-owned subsidiaries free and clear of any claim, lien or encumbrance.

         5.14 LABOR AND EMPLOYMENT MATTERS. (a) The Company and its subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, IRCA, WARN, ADA and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) to the best knowledge of the Company, no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the best knowledge of the Company is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to the Company or any of its subsidiaries or otherwise asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against the Company or any of its subsidiaries; (d) no union representation question or union organizational activity exists respecting the employees of the Company or any of its subsidiaries; (e) no collective bargaining agreement exists which is binding on the Company or any of its subsidiaries; (f) neither the Company nor any of its subsidiaries has experienced any material work stoppage or other material labor difficulty; and (g) in the event of termination of the employment of any of the current officers, directors, employees or agents of the Company or any of its subsidiaries, none of the Company, any of its subsidiaries, Parent, any of its subsidiaries or the Surviving Corporation, will pursuant to any agreement or by reason of anything done prior to the Effective Time by the Company or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

         5.15 INSURANCE. As of the date hereof, the Company and each of its subsidiaries are insured by insurers reasonably believed by the Company to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. As of the date hereof, there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

         5.16 OWNERSHIP OF SHARES. As of the date hereof, neither the Company nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of the capital stock of Parent which in the aggregate represent 10% or more of the outstanding Parent Shares.

         5.17 THE COMPANY PROPRIETARY RIGHTS. For purposes of this Section 5.17, the Company shall mean the Company and each of its subsidiaries.

                  (a) The Company has previously disclosed in writing to Parent a listing of all of the Company's domestic or foreign federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of the Company's patents and copyrights and all pending applications therefor, all other trademarks and other marks, trade names and other trade rights or in which the Company has any interest whatsoever, and all other trade secrets, designs, plans, specifications, technical information and other proprietary rights of the Company, whether or not registered, created or used by or on behalf of the Company (collectively "Company Proprietary Rights"). Such listing (the "Company Proprietary Rights List") also sets forth: (i) for each patent and registered design, the number, normal expiration date and subject matter for each country in which such patent or registered design has been issued, (ii) for each patent application and registered design application, the application number, date of filing and subject matter for each country, (iii) for each trademark, the trademark application serial number or the trademark registration number, the trademark class of goods covered and the trademark expiration date for each country in which a trademark has been registered, (iv) for each service mark, the service mark serial number or the service mark registration number, the service mark class of goods covered and the service mark expiration date for each country in which a service mark has been registered and (v) for each copyright, the copyright number and date of filing for each country in which a copyright has been filed. The Company Proprietary Rights listed in the Company Proprietary Rights List are all those used by the Company in connection with its business. True and correct copies of all patents, and all pending applications for patents, owned, controlled, created or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided to Parent.

                  (b) (i) No Person has a right to receive a royalty or similar payment in respect of any Company Proprietary Rights whether or not pursuant to any contractual arrangements entered into by the Company. The Company has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party relating in whole or in part to any of the Company Proprietary Rights.

                      (ii) The Company owns and has the sole right to use each of the Company Proprietary Rights. Except for applications pending, all of the patents, registered designs and trademarks listed in the Company Proprietary Rights List have been duly issued and all of the other Company Proprietary Rights exist, are registered and are subsisting. All of the pending patent applications have been duly filed. None of the Company Proprietary Rights is involved in any pending or threatened litigation. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. The Company has taken all reasonable and prudent steps to protect the Company Proprietary Rights from infringement by any other person. No other person (x) has the right to use any such trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with the trademarks or to cause a mistake or to deceive, (y) has notified the Company that it is claiming any ownership of or right to use such Company Proprietary Rights, or (z) to the best of the Company's knowledge, is infringing upon any such Company Proprietary Rights in any way. To the best of the Company's knowledge, the Company's use of the Company Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Company Proprietary Rights, and no proceedings have been instituted against or notices received by the Company that are presently outstanding alleging that the Company's use of the Company Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Company Proprietary Rights. All of the Company Proprietary Rights are valid and enforceable rights of the Company and will not cease to be valid and in full force and effect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement. There are not, and it is reasonably expected that after the Effective Time there will not be, any restrictions on the Company's right to sell products manufactured by or for the Company which relate to the Company Proprietary Rights.

                  (c) No employee of the Company or any of its subsidiaries is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to any Company Proprietary Rights or noncompetition agreement, or any other contract or any restrictive covenant relating to the right of any such officer or employee to be employed by the

Company or any of its subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its subsidiaries or relating to the use of any intellectual property of others, and the continued employment of the Company's and its subsidiaries' officers and employees does not subject the Company or any of its subsidiaries to any liability resulting from such a violation.

         5.18 OWNED PROPERTY; COMPANY FACILITIES. Neither the Company nor any of its subsidiaries owns any real property. The Company Disclosure Schedule lists all of the Company's plants, offices, facilities, warehouses, improvements, administration buildings and real property (the "Company Facilities").

         5.19 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY.

                  (a) Throughout the period of its ownership or operation of the Company Facilities, neither the Company nor any of its subsidiaries has received any written notices, directives, violation reports, actions or claims from or by
(A) any local, state, federal or foreign governmental agency concerning Environmental Laws or (B) any person alleging that, in connection with Hazardous Materials, conditions at any of the Company Facilities or the Company's acts or omissions have resulted in or caused or threatened to result in or cause injury or death to any person or damage to any property, including without limitation, damage to natural resources, and to the Company's knowledge, no such notices, directives, violation reports, actions, claims or allegations exist; (ii) the Company Facilities and the business operated by the Company and its subsidiaries are in compliance with all applicable state, federal, foreign and local Environmental Laws, except where any noncompliance with Environmental Laws would not have a Material Adverse Effect on the Company; (iii) no underground storage tanks either are or, to the Company's knowledge, have been located at any of the Company Facilities; and (iv) to the Company's knowledge, no friable asbestos or PCBs have been located at any of the Company Facilities.

                  (b) There has been no spill, discharge, release, cleanup or contamination of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by the Company or any of its subsidiaries at any of the Company Facilities; (ii) neither the Company nor any of its subsidiaries has treated, stored, disposed of, released or transported any Hazardous Material in a manner which would give rise to any liability under any Environmental Laws; and (iii) the Company and its subsidiaries hold all necessary permits, licenses, approvals and consents to conduct their business as currently being conducted and are not in violation of any condition of any such permit, license or consent.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

         6.1 CONDUCT OF BUSINESS PENDING THE MERGER. Each of Parent and the Company agrees on its own behalf and on behalf of its subsidiaries that, during the period from the date of this Agreement and continuing until the Effective
Time:

                  (a) the respective businesses of Parent and the Company and their subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices;

                  (b) Parent and the Company and their subsidiaries shall not
(i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Certificate or Articles of Incorporation, as applicable, or Bylaws; or (iii) split, combine (except as contemplated by Section 2.5) or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries;

                  (c) Parent and the Company and their subsidiaries shall not
(i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except that (x) Parent and the Company may issue shares required to be issued upon exercise of existing stock options, warrants or similar plans, or under other contractual commitments previously made, which options, warrants, plans or commitments have been disclosed in writing to the other party pursuant hereto, (y) Parent may issue additional shares in connection with the raising of additional capital; provided, that the Exchange Ratio shall be adjusted as described in Section 3.1 in connection with any shares so issued and (z) nothing shall preclude Parent from using the shares included in the Equity Pool in the manner set forth in the agreement governing the Equity Pool shares (a copy of which has previously been provided to the Company) or from issuing shares in connection with the conversion of indebtedness to equity; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any material indebtedness, liability or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a subsidiary) in a material amount other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances or capital contributions to, or investments in, any other person, other than to subsidiaries, other than in the ordinary course of business and consistent with past practices; (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Parent and the Company shall use their best efforts to preserve intact their respective business organizations, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and their respective subsidiaries; provided, however, that no breach of this covenant shall be deemed to have occurred if a failure to comply with this Section 6.1(d) occurs as a result of any matter arising out of the transactions contemplated by this Agreement or any acquisition proposals made to Parent or the Company or the public announcement thereof;

                  (e) Parent and the Company and their subsidiaries shall not knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; and

                  (f) Parent and the Company and their subsidiaries shall use all reasonable efforts to prevent any representation or warranty of such party herein from becoming untrue or incorrect in any material respect.

         6.2 CONDUCT OF BUSINESS OF ACQUISITION SUB. During the period from the date of this Agreement to the Effective Time, Acquisition Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.3 COMPENSATION PLANS. During the period from the date of this Agreement and continuing until the Effective Time, each of Parent and the Company agrees as to itself and its subsidiaries that it will not, without the prior written consent of the other (except as required by applicable law or pursuant to existing contractual arrangements or other plans or commitments as otherwise disclosed to the other in writing pursuant hereto) (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between such company and one or more of its officers, directors or employees, in each case so as to materially increase the benefits thereunder (collectively, "Compensation Plans"), (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees (including any such increase pursuant to any Compensation Plan) or any increase in the compensation payable or to become payable to any officer, except, with respect to employees other than officers, for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with past practice, (c) institute any new employee benefit, welfare program or Compensation Plan, (d) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee, or (e) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such company of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

         6.4 CURRENT INFORMATION. From the date of this Agreement to the Effective Time, each of the Company and Parent will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than semi-monthly) with representatives of the other and to report the general status of its ongoing operations and to deliver to the other (not less than quarterly) unaudited consolidated balance sheets and related consolidated statements of income, stockholders equity and cash flows for the period since the last such report. Each of the Company and Parent will promptly notify the others of any material change in the normal course of business or in its or its subsidiaries' properties.

         6.5 LEGAL CONDITIONS TO MERGER. Each of the Company and Parent shall, and shall cause its subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote or consent of stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would, in such party's reasonable opinion, (i) be materially burdensome to such party and its subsidiaries taken as a whole or impact in such a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger or (ii) result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 8.1(d). Each Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

         6.6 AFFILIATES. Prior to the mailing to the stockholders of the Company of the Proxy Statement, the Company shall deliver to the other a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company, for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Parent at least 30 days prior to the Closing Date a written "affiliates" agreement, in customary form, restricting the disposition by such person of the Parent Shares to be received by such person in the Merger, as contemplated by Rule 145 under the Securities Act and as are required to obtain tax-free reorganization treatment under the Code. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act shall not be exchanged by the Exchange Agent for Parent Shares pursuant to Section 3.3 until Parent has received such agreement described in the preceding sentence.

         6.7 ADVICE OF CHANGES; GOVERNMENT FILING. Each of Parent and the Company shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Parent shall file all reports required by regulation to be filed by it with the SEC between the date of this Agreement and the Effective Time and shall deliver to the Company copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.

         6.8 ACCOUNTING METHODS. No Company shall change its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors or except as required under Section 7.10 hereof. Neither Parent nor the Company will change its fiscal year.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENT
                              --------------------

         7.1 ACCESS AND INFORMATION.

                  (a) The Company and Parent and their respective subsidiaries shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to tax returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

                  (b) All information furnished by either the Company or Parent to the other pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger. The parties will hold any such information that is nonpublic in confidence to the extent required by, and in accordance with the Confidentiality Agreement dated as of August 16, 2000 among the Company and Parent (the "Confidentiality Agreement") and such Confidentiality Agreement shall survive the termination of this Agreement.

         7.2 ACQUISITION PROPOSALS. The Company and its subsidiaries will not, and will use their best efforts to cause respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives ("advisors") not to, initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person other than Parent and its advisors relating to, any acquisition, exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing 10% or more of the total voting power of such entity or any of its subsidiaries, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, such entity or any subsidiary, or similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). The Company will promptly notify Parent orally and in writing if any such Acquisition Proposal (including the terms thereof and identity of the persons making such proposals) is received and furnish to Parent a copy of any written proposal.

         7.3 REGISTRATION STATEMENT. As promptly as practicable, Parent and the Company shall prepare and Parent shall file with the SEC the Registration Statement with respect to the Parent Shares to be issued in the Merger and use their best efforts to have the Registration Statement declared effective. Parent shall also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent

Shares pursuant hereto. Each of Parent and the Company shall furnish all information concerning such company, and the holders of its capital stock and shall take such other action as may be reasonably requested in connection with such Registration Statement and issuance of Parent Shares.

         7.4 PROXY STATEMENTS; STOCKHOLDER APPROVALS. The Company and Parent acting through their respective Boards of Directors, shall, in accordance with applicable law and their Articles or Certificate of Incorporation and Bylaws:

                  (a) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of their respective stockholders for the purpose of voting to approve and adopt this Agreement and shall use their respective best efforts, except to the extent the Board of Directors reasonably believe is otherwise required by its fiduciary duty, to obtain such stockholders approval;

                  (b) except to the extent the Board of Directors reasonably believes it is otherwise required by its fiduciary duty, recommend approval and adoption of this Agreement by the stockholders of such company, and include in the Proxy Statement such recommendations, and take all lawful action to solicit such approvals; and

                  (c) as promptly as practicable, prepare and file with the SEC a preliminary Proxy Statement and, after consultation with each other, respond to any comments of the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to their respective stockholders. Whenever any event occurs which should be set forth in an amendment or a supplement to the Proxy Statement or any filing required to be made with the SEC, each party will promptly inform the other and will cooperate in filing with the SEC and/or mailing to stockholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance reasonably satisfactory to each of Parent and the Company.

         7.5 STOCK EXCHANGE LISTING. On or before the Effective Time, Parent shall take such action as may be necessary or desirable to timely list on The Nasdaq Stock Market - Small Cap Market, the Parent Shares to be issued pursuant to the Merger, subject to official notice of issuance.

         7.6 DIRECTOR AND OFFICER INDEMNIFICATION. All rights to indemnification and advancement of expenses existing in favor of the directors, officers and agents of the Company (the "Indemnified Parties") under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws and indemnification agreements of the Company shall survive the Effective Time for at least three years thereafter (including any directors' and officers' liability insurance heretofore maintained if such insurance remains available for such period on commercially reasonable terms) and Parent agrees to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted by the Company under the provisions existing on the date hereof of the Articles of Incorporation, Bylaws and indemnification agreements of the Company.

         7.7 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, each of Parent and the Company agrees that it will obtain the approval of the other prior to issuing any press release and will use its best efforts to consult with the others before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency if required by such agency or the rules of The Nasdaq Stock Market.

         7.8 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that if the Merger is not consummated, the Company and Parent shall share equally the expenses (excluding legal and accounting fees and similar advisor fees) incurred in connection with printing and mailing the Proxy Statement and the Registration Statement, and all filing fees with the SEC, under state blue sky laws, with The Nasdaq Stock Market.

         7.9 ADDITIONAL AGREEMENTS.

                  (a) Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.5 hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall take all such necessary action.

                  (b) Subject to the terms and conditions herein provided, including without limitation those set forth in the proviso to Section 6.5 hereof, Parent and the Company will cooperate with each other and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.

                  (c) Each party will keep the other party apprised of the status of any inquiries made of such party by the SEC or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated herein.

         7.10 COMPANY ACCRUALS AND RESERVES. Prior to the Closing Date, the Company shall review and, to the extent determined necessary or advisable, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its accrual, reserve and provision policies and practices to (a) reflect Parent's plans with respect to the conduct of the Company's business following the Merger and (b) make adequate provision (for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of Parent. The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this Section 7.10. Notwithstanding the foregoing, (i) the Company shall not be obligated to take in any respect any such action pursuant to this Section 7.10 (other than pursuant to the preceding sentence) unless and until Parent acknowledges that all conditions to its obligations to consummate the Merger have been satisfied and
(ii) no adjustments made solely as a result of this Section 7.10 shall change the Exchange Ratio.

         7.11 COMPANY AUDIT. Promptly after the date hereof, the Company agrees to engage independent auditors reasonably acceptable to Parent to audit, in accordance with generally accepted auditing procedures, the financial statements of the Company for the years ended December 31, 1998 and 1999, and the independent auditors shall issued an opinion on the the Company financial statements that is unqualified as to scope or otherwise.

         7.12 COMPANY ESOP. From and after the Effective Time, Parent will not take any action inconsistent with maintaining the eligibility under Section 1031 of the Code of the stock sold by Andy Teng to the Lan Plus Employee Stock Ownership Plan.

         7.13 TRUST FUNDS. The parties confirm that the $500,000 deposited by the Company into the trust account of Parent's counsel was used by the Company to purchase shares of Parent Common Stock at a per share price of $0.6875, and that from such proceeds $120,000 was returned to the Company in repayment of the $120,000 loan (the "Loan") previously made by the Company to Parent. >From and after the date hereof, Parent agrees to the continuation of the security interest of the Company in the assets of Parent previously relating to the Loan, such security interest to continue with respect to advances and trade credit extended, from time to time, by the Company to Parent from and after the date hereof.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

         8.1 CONDITIONS TO BOTH THE COMPANY'S AND PARENT'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company and Parent to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by mutual agreement:

                  (a) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

                  (b) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company (which approval has previously been given as a result of the execution by the Principal Stockholder of the Voting Agreement) and Parent in accordance with applicable law.

                  (c) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of Agreement of Merger with the Secretary of State for the State of California, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation, Parent and their subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. All state securities or blue sky permits and other authorizations necessary to issue the Parent Shares in exchange for Company Shares and to consummate the Merger shall have been received.

                  (d) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation, Parent or their subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon either the Company or Parent or their subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

                  (e) The aggregate amount of cash required to be paid on account of all Excluded Shares and with respect to any cash payments for fractional Parent Shares pursuant to Section 3.5, shall not exceed $250,000.

         8.2 CONDITIONS TO OBLIGATION OF EACH COMPANY TO EFFECT THE MERGER. The obligation each of the Company and Parent to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by such party:

                  (a) The other company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the other company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement. The Company and Parent shall have delivered to the other a certificate of its President or an Executive Vice President as to the satisfaction of this condition.

                  (b) Each of the Company and Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation, Parent and their subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

         8.3 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by Parent:

                  (a) The Company' independent auditors shall have completed the audit of the Company' financial statements as contemplated by Section 7.11, and Parent shall be satisfied with the results of such audit, including any audit adjustments made to the financial statements as a result of the audit.

                  (b) The Company shall have adopted amendments to its Employee Stock Ownership Plan ("ESOP") to permit employees of Parent and its subsidiaries to participate in the ESOP with respect to each annual vesting period arising after the Effective Time, such amendments to be effective upon the consummation of the Merger.

                                   ARTICLE IX
                        TERMINATION. AMENDMENT AND WAIVER
                        ---------------------------------

         9.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Companies:

                  (a) By mutual written consent of Parent and the Company.

                  (b) By Parent or the Company if the Merger shall not have been consummated on or before June 30, 2001.

                  (c) By either Parent or the Company if there shall have been any material breach of a material obligation of the other and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by the defaulting party, of notice in writing from the other company specifying such breach and requesting that it be remedied; provided, that such 10-day period shall be extended for so long as the other Company shall be making diligent attempts to cure such default.

                  (d) By the Company or Parent, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable.

                  (e) By the Company or Parent, upon written notice to the other if any approval of its stockholders required for the consummation of the Merger submitted for their approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of any Company or their respective officers or directors (except as set forth in Section 7.1(b) hereof and except for Sections 7.8, 9.2 and 11.5 hereof which shall survive the termination). Nothing contained in this Section 9.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement. Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

         9.3 AMENDMENT. This Agreement may be amended by action taken at any time before or after approval hereof by the stockholders of the parties, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                           SURVIVAL OF REPRESENTATIONS
                           ---------------------------
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS.. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that (i) the agreements contained in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 7.6, 7.7, 7.9(a), 10.1 and 11.6 and ARTICLE X hereof, shall survive beyond the Effective Time.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                               ------------------

         11.1 BROKERS. The Company represents and warrants to Parent that, except for Sentra/Spelman, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants to the Company that, except for its financial advisor, Josephthal & Co., Inc., no broker, finder or financial advisor is entitled to any brokerage, ,finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and that a true and complete copy of the engagement letter between Parent and Josephthal & Co., Inc. has previously been delivered to the Company.

         11.2 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to the Company, to:

                      Lan Plus Corporation
                      16700 Gale Avenue
                      City of Industry, California 91745
                      Attention:  Andy Teng
                                  President

                      with a copy to:

                      Lan Plus Corporation
                      16700 Gale Avenue
                      City of Industry, California 91745
                      Attention:  General Counsel

                  (b) If to Parent or Acquisition Sub, to:

                      Mcglen Internet Group, Inc.
                      3002 Dow Avenue, Suite 114
                      Tustin, California 92780
                      Attention:  Chairman of the Board

                      with a copy to:

                      O'Melveny & Myers LLP
                      114 Pacifica, Suite 100
                      Irvine, California 92618
                      Attention:  Michael L. Hawkins, Esq.

         11.3 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.4 ENTIRE AGREEMENT. Assignment. This Agreement (including the Exhibits, and other documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, and shall not be assigned by operation of law or otherwise.

         11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions thereof relating to conflicts of law.

         11.6 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit or remedies of any nature whatsoever or by reason of this Agreement.

         11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         11.8 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         11.9 INVESTIGATION. The respective representations and warranties of Parent or the Company contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by the other.

         IN WITNESS WHEREOF, each Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    MCGLEN INTERNET GROUP, INC.



                                    By:               /S/ GRANT TREXLER
                                             -----------------------------------
                                    Name:    Grant Trexler
                                    Title:   Chief Financial Officer

                                    MCGLEN ACQUISITION COMPANY



                                    By:               /S/ GRANT TREXLER
                                             -----------------------------------
                                    Name:    Grant Trexler
                                    Title:   Chief Financial Officer

                                    LAN PLUS CORPORATION



                                    By:               /S/ ANDY TENG
                                             -----------------------------------
                                    Name:    Andy Teng
                                    Title:   President


                                                      /S/ ANDY TENG
                                    --------------------------------------------
                                    Andy Teng